UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2022

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

835 Industrial Road, Suite 600, San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting (the “Special Meeting”) of stockholders held on October 18, 2022, the stockholders of ChemoCentryx, Inc. (the “Company” or “ChemoCentryx”) voted on the proposals set forth below. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 14, 2022, as supplemented on October 7, 2022 (the “Proxy Statement”). The voting results regarding each proposal, as determined by Carideo Group, the Company’s Inspector of Election, are set forth below. As of the close of business on September 13, 2022, the record date of the Special Meeting, there were 71,919,705 shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 57,464,094 shares of Company Common Stock, representing approximately 79.90% of the outstanding shares of Company Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1: Adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2022, among ChemoCentryx, Amgen Inc., a Delaware corporation (“Amgen”), and Carnation Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Amgen (“Merger Sub”), pursuant to which Merger Sub will be merged with and into ChemoCentryx, with ChemoCentryx surviving the Merger as a wholly owned subsidiary of Amgen (the “Merger,” and such proposal, the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,323,711	48,126	92,257	—

Proposal No. 2: Approval, on a non-binding, advisory basis, of certain compensation that will or may be paid or become payable to ChemoCentryx’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal was approved by the requisite vote of the Company’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,029,015	9,455,991	979,088	—

Proposal No. 3: Approval of the adjournment of the Special Meeting to a later date or dates, if necessary to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,086,057	5,434,877	943,160	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: October 18, 2022	By:	/s/ Susan M. Kanaya
Susan M. Kanaya
Executive Vice President, Chief Financial and Administrative Officer and Secretary